UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 27, 2012
AMERITRANS CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	814-00193	52-2102424
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Jericho Quadrangle Jericho, New York		11753
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 355-2449

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01	Other Events.

As previously disclosed, on March 20, 2012, Elk Associates Funding Corporation (“Elk”), a wholly-owned subsidiary of Ameritrans Capital Corporation, filed a lawsuit (the “Litigation”) against the U.S. Small Business Administration (“SBA”) and its Administrator in the United States District Court for the District of Columbia (the “District Court”).  Although, as previously disclosed, the District Court denied Elk’s motion for a preliminary injunction, the Litigation remains pending with respect to other remedies sought by Elk.

As previously disclosed, on April 20, 2012, Elk received, through counsel, a letter from the SBA acknowledging that, "by no fault of Elk", interest and annual charge payments totaling $512,538.31 initially due on March 1, 2012 under Elk's indebtedness to the SBA had not been received.  On April 27, 2012, Elk wired the payment to SBA.

Elk is endeavoring to amicably resolve the Litigation with the SBA and reach a settlement that will allow Elk additional time to cure its condition of capital impairment, with the goal of returning Elk from the SBA’s Office of Liquidation to its Office of SBIC Operations.  There can be no assurance, however, that Elk will be able to reach a settlement with the SBA, of what the terms of any such settlement would be, or that Elk will be able to cure its condition of capital impairment or be returned to the Office of SBIC Operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERITRANS CAPITAL CORPORATION

Date: April 27, 2012	By:	/s/ Michael Feinsod
	Name:	Michael Feinsod
	Title:	Chief Executive Officer and President